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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)              September 5, 2002
                                                              -----------------


                               CBES BANCORP, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

        Delaware                       0-21163                  43-1753244
        --------                       --------                 ----------
(State of Incorporation)      (Commission File Number)       (I.R.S. Employer
                                                          Identification Number)


         1001 North Jesse James Road, Excelsior Springs, Missouri 64024
         --------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


Registrant's telephone number, including area code:  (816) 630-6711
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Item 5.  Other Events.

                  On September 5, 2002, CBES Bancorp, Inc., a Delaware corporation, NASB Financial, Inc., a Missouri corporation, and NASB Acquisition Subsidiary, Inc., a Missouri corporation and wholly-owned subsidiary of NASB Financial, entered into a merger agreement. The merger agreement provides, among other things, for the merger of NASB Acquisition Subsidiary into CBES Bancorp, with CBES Bancorp thereafter being a wholly-owned subsidiary of NASB Financial.

                  Pursuant to the merger agreement, each share of common stock of CBES Bancorp that is issued and outstanding at the effective time of the merger will be converted into the right to receive $17.50 in cash, subject to adjustment if the adjusted stockholders' equity of CBES Bancorp as of the close of business on the last business day immediately prior to the effective date of the merger is less than $13,900,000. If the adjusted stockholders' equity of CBES Bancorp is less than $13,900,000, the per share cash consideration distributable by NASB Financial will be reduced to $17.05 per share. If the adjusted stockholders' equity of CBES Bancorp is less than $13,500,000, NASB Financial has the option of consummating the transaction and paying each shareholder $17.05 per share of CBES Bancorp common stock or terminating the merger agreement.

                  The merger agreement can be terminated for various reasons, including, among others, by the mutual written consent of the parties, by either party if the other party has materially breached its covenants, agreement, representations or warranties, which breach cannot be cured within 30 days after notice thereof, or by either party upon the occurrence or nonoccurrence of certain other conditions or actions as set forth in the merger agreement, including the failure of the shareholders of CBES Bancorp to approve the merger agreement and the failure to consummate the merger by January 31, 2003. NASB Financial also may terminate the merger agreement if the adjusted stockholders' equity of CBES Bancorp is less than $13,500,000 as measured at the close of business on the last day prior to the effective date of the merger.

                  Consummation of the merger is subject to the satisfaction of certain conditions, including approval of the shareholders of CBES Bancorp and approval of appropriate regulatory agencies.

                  CBES Bancorp and NASB Financial publicly announced the proposed merger in a joint press release dated September 5, 2002, a copy of which is attached hereto as Exhibit 99.1.

                  The summary of the merger agreement provided in this report is not complete and is qualified in its entirety by reference to the complete text of the merger agreement.

Item 7.  Financial Statements and Other Exhibits.

    Exhibit No.               Description
    -----------               -----------

    Exhibit 99.1              Press Release issued jointly by CBES Bancorp, Inc.
                              and NASB Financial, Inc. on September 5, 2002.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                            CBES BANCORP, INC.


Date: September 5, 2002                     By:   /s/ Paul L. Thomas
                                                -------------------------------
                                                Name: Paul L. Thomas
                                                Title:  Chief Executive Officer

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